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Exhibit 5.1

September 18, 2014
Eagle Rock Energy Partners, L.P.
1415 Louisiana Street, Suite 2700
Houston, Texas 70022
Ladies and Gentlemen:

        We have acted as counsel for Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale, from time to time, pursuant to Rule 415 under the Securities Act, by the selling unitholders named in the Registration Statement, of common units representing limited partner interests in the Partnership (the "Units").

        We have also participated in the preparation of the Prospectus (the "Prospectus") contained in the Registration Statement to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

        We have examined the Registration Statement, including the Prospectus, the Second Amended and Restated Agreement of Limited Partnership of the Partnership, and all amendments to date thereto, the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act") in connection with the formation of the Partnership and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the general partner of the general partner of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.

        In connection with this opinion, we have assumed that:

            (i)  the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; and

           (ii)  all Units will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement.

        Based upon and subject to the foregoing, we are of the opinion that:

          (1)   The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware LP Act; and

          (2)   The Units have been duly authorized and validly issued and are fully paid and nonassessable

        The opinions expressed herein are qualified in the following respects:

          (1)   We have assumed, without independent verification, that the certificates for the Units (if any) will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Units.

          (2)   We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

          (3)   This opinion is limited in all respects to the federal laws of the United States of America, the Delaware LP Act and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware.

        We hereby consent to the references to this firm under the caption "Legal Matters" in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P.
Vinson & Elkins L.L.P.

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  Exhibit 5.1